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                [LETTERHEAD: VOICE POWERED TECHNOLOGY]


FOR IMMEDIATE RELEASE                               CONTACT:
September 11, 1998                                  Mitchell Rubin
                                                    President
                                                    (805) 578-8330

VPTI APPOINTS RADIN, GLASS & CO., LLP AS NEW ACCOUNTING FIRM

SIMI VALLEY, CA, SEPTEMBER 11, 1998 -- Voice Powered Technology International, Inc. (OTC Bulletin Board: VPTI) has retained Radin, Glass & Co., LLP as the principal accountant to audit its financial statements. Voice Powered Technology's prior principal accountant has been BDO Seidman LLP for seven years.

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks to and uncertainties in VPTI's business that may be detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.

Voice Powered Technology International, Inc. designs, develops and markets low cost, portable voice recognition consumer electronics products under the IQoVOICE (Trademark) brand, and is involved in the licensing of its proprietary VoiceLogic (Trademark) voice recognition technology throughout the world for other product applications.
The company's most commercially successful product is the IQoVOICE Organizer, a voice powered calendar, reminder, telephone directory, and recorder, cumulative sales of which to date have exceeded 500,000 units. The Company is headquartered in Simi Valley, California.